UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2009
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1100 Louisiana St., 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 7, 2009, Enterprise Products Partners L.P. issued a press release announcing interim results and an amendment to the previously announced exchange offers and consent solicitations by its principal operating subsidiary, Enterprise Products Operating LLC. As of 5:00 p.m. New York City time, on October 6, 2009, or the Early Consent Date, approximately $1.92 billion aggregate principal amount of the notes of TEPPCO Partners, L.P. had been validly tendered for exchange (and not validly withdrawn), such that the requisite consents for each series of TEPPCO notes have been received and thus the proposed amendments to the TEPPCO indentures governing these notes will be adopted, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable. In addition, Enterprise Products Operating LLC has amended the exchange offers to provide that the exchange price for each TEPPCO note validly tendered (and not validly withdrawn) after the Early Consent Date and prior to 9:00 a.m., New York City time, on October 26, 2009, unless extended, will be 100% of its principal amount (rather than 97% as previously offered). The terms and conditions of the exchange offers and consent solicitations are described in the prospectus dated October 7, 2009, as amended by the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 7, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products GP, LLC, its general partner

Date: October 8, 2009	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 7, 2009.